Exhibit 10.2

EXECUTION VERSION

ASSUMPTION AGREEMENT

This ASSUMPTION AGREEMENT (this “Assumption Agreement”), dated as of April 26, 2011, relating to the Credit Agreement dated as of March 8, 2011 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) among BLUE ACQUISITION GROUP, INC., a Delaware corporation (“Holdings”), DEL MONTE FOODS COMPANY, a Delaware corporation (the “Original Borrower”), the Lender Parties party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, and the other parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Section 10.3 of the Credit Agreement provides that any Subsidiary of the Original Borrower or any other Person may be merged, amalgamated or consolidated with or into the Original Borrower, provided that either (A) the Original Borrower shall be the continuing or surviving corporation or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Original Borrower (such other Person, the “Successor Borrower”) then, inter alia, the Successor Borrower shall expressly assume all the obligations of the Original Borrower under the Credit Agreement and the other Credit Documents.

The Original Borrower is being merged with and into its wholly owned Subsidiary, Del Monte Corporation (the “Post-Close Merger”), with Del Monte Corporation assuming all obligations of the Original Borrower under the Credit Agreement and thereby becoming a Successor Borrower.

Accordingly, the Administrative Agent and the Successor Borrower agree as follows:

SECTION 1.    In accordance with Section 10.3 of the Credit Agreement, as of the Effective Date (as defined below) the Successor Borrower by its signature below becomes the Borrower under the Credit Agreement with the same force and effect as if originally named therein as the Borrower, expressly assumes all the Obligations of the Original Borrower under the Credit Agreement and hereby agrees to all the terms and provisions of the Credit Agreement applicable to it as the Borrower thereunder. From and after the Effective Date, each reference to the “Borrower” in the Credit Agreement and the other Credit Documents shall be deemed to refer to Del Monte Corporation as Successor Borrower. The Credit Agreement is hereby incorporated herein by reference.

SECTION 2.    The Successor Borrower represents and warrants to the Administrative Agent and the other Secured Parties that this Assumption Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.    This Assumption Agreement shall become effective as of the date (the “Effective Date”) when the Post-Close Merger shall have been consummated and the Administrative Agent shall have received each of the following documents:

(i)     this Assumption Agreement, duly executed and delivered by the Successor Borrower;

(ii)    (1) a supplement to the Guarantee, duly executed and delivered by Holdings, confirming that its guarantee thereunder shall apply to the Successor Borrower’s obligations under the Credit Agreement and (2) a supplement to the Security Agreement and the Pledge Agreement, duly executed and delivered by Holdings, affirming that its obligations thereunder shall apply to its Guarantee as reconfirmed pursuant to clause (1); and

(iii) an officer’s certificate stating that the Post-Close Merger and the supplements referred to in clause (ii) above preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents;

SECTION 4.    This Assumption Agreement may be executed by one or more of the parties to this Assumption Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Assumption Agreement signed by all the parties shall be lodged with the Administrative Agent and the Successor Borrower.

SECTION 5.    Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

SECTION 6.    THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.    Any provision of this Assumption Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Credit Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.    All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to the Successor Borrower shall be given to it at the same address as for the Original Borrower set forth in Schedule 13.2 of the Credit Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the Successor Borrower and the Administrative Agent have duly executed this Assumption Agreement as of the day and year first above written.

DEL MONTE CORPORATION, as Successor Borrower

By:
/s/ Richard L. French
Name:	Richard L. French
Title:	Senior Vice President, Treasurer, Chief Accounting Officer and Controller

[Assumption Agreement – Term Loan]

Acknowledged and Agreed by:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
/s/ Barry Bergman
Name:	Barry Bergman
Title:	Managing Director

[Assumption Agreement – Term Loan]